Exhibit 99.1

SEPARATION AGREEMENT

DATED :     31st March 2009

BETWEEN :

1.                                     Elixir Gaming Technologies (Macau) Limited, the correspondence address of which is at Units 2B & 3A, The Centrium, 60 Wyndham Street, Central, Hong Kong (the “Company”); and

2.                                      Joseph Pisano, holder of Australia passport number : E3034077, the correspondence address of whom is located at 2009 Kalachuchi Street, Dasmarinas Village, Makati, Philippines (the “Executive”).

WHEREAS

(A)                              On 31st May 2008, the Company entered into an agreement (the “Employment Agreement”) with the Executive pursuant to which the Executive was employed by the Company as the Senior Vice President and Executive Director of Elixir Gaming Technologies, Inc. and the Company (the “SVP Position”).

(B)                                In consideration of (i) the Parties’ mutual agreement to end the employment relationship under the Employment Agreement with immediate effect on 1st April 2009 (the “Effective Time”); (ii) the undertaking by the Executive to continue to provide reasonable assistances to the Company and its Affiliated Companies on certain business matters as more particularly set out below after termination of the employment; and (iii) the undertaking by the Company to confer or extend, regardless of the termination of the employment, such benefit(s) for the Executive as more particularly set out below, the Company and the Executive have agreed to execute this Agreement, which shall take effect upon the Effective Time.

NOW THIS AGREEMENT WITNESS as follows :

1.            INTERPRETATION

1.1                                In this Agreement, unless the context otherwise requires :

“Affiliated Companies” means in relation to the Company, its holding company, Elixir Gaming Technologies, Inc., and its subsidiaries from time to time.

“CEO” means the Chief Executive Officer of the Company and its Affiliated Companies.

“Elixir Gaming Technologies, Inc.” means the ultimate holding company of the Company, which is a Nevada corporation and the securities of which are listed on the American Stock Exchange.

“Employment Agreement” has the meaning as ascribed thereto in Recital (A) above;

“Effective Time” has the meaning as ascribed thereto in Recital (B) above;

“Global Draw” means Scientific Games Worldwide Limited and/or The Global Draw Limited;

“Indemnification Agreement” has the meaning as ascribed thereto in Clause 2.4(c) below;

“Party” means either the Company or the Executive and the term “Parties” mean both of them;

“Related Entity” means in relation to the Company, its directors, officers (other than the Executive), employees, agents and Affiliated Companies, and the directors, officers (other than the Executive), employees, agents of such Affiliated Companies;

“Termination Notice Requirement” has the meaning as ascribed thereto in Clause 2.1 below; and

“US$” means United State dollars, the lawful currency of United States of America.

1.2                                References in this Agreement to :-

(a)          unless otherwise stated, clauses and Recitals are references to clauses and sub-clauses of and recitals to this Agreement. The Recitals form part of this Agreement;

(b)         any statute, regulation or other statutory provision are references to such statute, regulation or provision as from time to time amended, modified, consolidated, codified or re-enacted and includes subsidiary legislation made thereunder; and

(c)          this Agreement (or any specific provision hereof) or any other document shall be construed as references to this Agreement, that provision or that other document as amended, varied or modified from time to time.

1.3                                 Headings in this Agreement are for ease of reference only and shall not affect the interpretation or construction of this Agreement. Words denoting the singular include the plural and vice versa, words denoting one gender include all genders.

2.            TERMINATION OF THE EMPLOYMENT AGREEMENT

2.1                                Pursuant to the terms of the Employment Agreement, either Party may terminate the employment of the Executive under the Employment Agreement by giving the other Party twelve months written notice or payment of twelve months base salary of the Executive at the rate in effect at the time of termination in lieu of such notice (collectively “Termination Notice Requirement”). The Parties acknowledge that since 1st December 2008 and up to the date hereof, the Executive has voluntarily agreed to a reduction to his base salary and in relation to such voluntary salary reduction, the Company has agreed that in case the Company subsequently terminates the Employment Agreement, the original base salary that the Executive entitled prior to the said voluntary reduction shall be deemed as “the rate in effect at the time of termination” for the purpose of the Termination Notice Requirement.

2.2                                In consideration of (i) their mutual desire to end the employment relationship under the Employment Agreement with immediate effect upon the Effective Time; (ii) the undertaking by the Executive to continue to provide assistance to the Company and its Affiliated Companies on certain business matters after termination of the employment, as more particularly mentioned in Clause 2.4 below and the undertaking by the Company to confer or extend, regardless of the termination of the Employment Agreement, such benefit(s) for the Executive as more particularly mentioned in Clause 2.3 below, the Parties mutually agree to the following :

(a)          the Company shall pay the Executive an amount of US$300,000, being twelve months base salary of the Executive at the rate in effect at the time of termination, in lieu of relevant twelve month termination notice; and

(b)         the said payment shall be paid in one lump sum to the Executive within five (5) days after the execution date of this Agreement.

2.3                                Apart from the undertaking to make the relevant payment as set out in Clause 2.2 above), the Company also undertakes to confer or extend the following benefit(s) for the Executive regardless of the termination of the Employment Agreement :

(a)                                  notwithstanding the provisions of Section 12 of the Amended and Restated 1999 Stock Option Plan of Elixir Gaming Technologies, Inc., the Executive shall be allowed to keep and to exercise (to the extent if the same or any part thereof has not been exercised prior to the Effective Time) his grant of (i) 100,000 options at the exercise price of US$0.08 per share of Elixir Gaming Technologies, Inc. and (ii) 50,000 options at the exercise price of US$0.13 per share of Elixir Gaming Technologies, Inc. (collectively “Grant”) until 31st December 2010. For the avoidance of doubt, all unvested portion of the Grant shall continue to vest until 31st December 2010 and shall expire on 1st January 2011. All other options granted to the Executive other than the Grant shall expire on 1st June 2009;

(b)                                 the Executive shall continue to be entitled to participate in, at the Company’s and/or the relevant Affiliated Companies’ expenses, the “Directors and Officers” liability insurance coverage for a period of 2 years after the Effective Time;

(c)                                  the Executive shall continue to be entitled to such indemnification by Elixir Gaming Technologies, Inc. pursuant and subject to the terms of the Indemnification Agreement entered into between the Executive and Elixir Gaming Technologies, Inc. dated 14th November 2007 (“Indemnification Agreement”). It is hereby confirmed and acknowledged by the Company that notwithstanding the termination of the Employment Agreement, all terms of the Indemnification Agreement shall remain valid and subsisting and the Parties agree that notwithstanding anything to the contrary contained herein, any dispute arising from or claim under the Indemnification Agreement shall be governed by or proceeded in accordance with the applicable laws (namely, the laws of the State of Nevada, United States of America) and jurisdiction as set forth in the Indemnification Agreement.

2.4                                In consideration of the undertakings provided by the Company under Clauses 2.2 and 2.3, the Executive agree that notwithstanding the termination of the Employment Agreement :

(a)          for a period of twelve (12) months from the Effective Time (namely, up to 31st March 2010), the Executive shall, at no additional compensation (save and except for the reimbursement of reasonable expenses as set forth in sub-clause (b) below), provide such advisory services to the Company and its Affiliated Companies, as may be from time to time required by the CEO and/or the management of Elixir Gaming Technologies, Inc. in relation to the following business matters :

(i)                                     the granting of approval of the Global Draw’s electronic gaming machines and the necessary governmental and regulatory authorization for the deployment of the same in the Philippines;

(ii)                                  the terms of the lease or license agreement with the owners of the relevant shopping malls, bingo clubs and/or such other authorized premises in the Philippines with regard to the placement of Global Draw’s machines there; and

(iii)                               the terms of the machines supply agreement between Global Draw and the Company (or any of its Affiliated Companies) for the Philippines territory;

(b)         the Executive shall be entitled to reimbursements by the Company and/or its Affiliated Companies for all reasonable out-of-pocket expenses incurred by the Executive in relation to the provision of the aforesaid advisory services provided that the Executive agrees that he will seek prior approval from the Company and/or its Affiliated Companies before incurring any such expenses; and.

(c)          the Executive shall refer all customer inquiries with respect to the business or products of the Company (and/or its Affiliated Companies) that he received after termination of the Employment Agreement to the CEO and/or the management of Elixir Gaming Technologies, Inc.

2.5                                Based on the undertakings by the Company under Clauses 2.2 and 2.3 above, and the undertaking by the Executive under Clause 2.4, each of the Company and the Executive hereby unconditionally and irrevocably agrees that the Employment Agreement and the employment contemplated thereunder be terminated and the Employment Agreement shall, subject to Clause 2.6 below, become null and void and cease to have any legal effect as from the Effective Time. For the avoidance of doubt, the Company shall only pay to the Executive any base salary and allowances under the Employment Agreement accrued up to 31st March 2009.

2.6                                 No right or obligation arising under the Employment Agreement nor any terms of the Employment Agreement shall survive the termination of the Employment Agreement save and except for the following which shall continue to apply to the Parties and remain full force and effect :

(a)                                  the obligation on the part of the Executive to, amongst other things, return the properties that belong to the Company or such Affiliated Companies (as the case may be) upon termination of the Employment Agreement as set out in clause 12(a) of the Employment Agreement;

(b)                                 the undertaking on the part of the Executive to, resign (upon such time as required by the Company) from any director’s or officer’s position which the Executive may hold with the Company or Affiliated Companies, if any, as set out in clause 12(b) of the Employment Agreement;

(c)                                  the restrictive covenants undertaken by the Executive in clauses 13 and 15 of the Employment Agreement;

(d)                                 the obligation on the part of the Executive regarding confidentiality and intellectual property as set out in clauses 14 and 16 of the Employment Agreement;

(e)                                  the provisions regarding remedies, entire agreement, severability, survival and governing law as respectively set out in clauses 17, 19, 21, 22 and 23 of the Employment Agreement; and

(f)                                    those clauses of the Employment Agreement specified elsewhere in this Agreement and/or the Employment Agreement as continuing to apply or to be in full force and effect notwithstanding the termination of the Employment Agreement.

For the avoidance of doubt, the Parties shall follow the dispute resolution procedures under Clause 6 below for resolving any dispute regarding any of the surviving provisions of the terminated Employment Agreement.

2.7                                Without prejudice to the generality of the provisions of Clause 2.6 (b) above, the Executive shall resign from the directorship of Elixir Gaming Technologies, Inc. upon execution of this Agreement and the resignation shall take effect from the Effective Time.

3.            CONFIRMATION OF NO CLAIM BY THE EXECUTIVE

3.1                                In consideration for the entering into of and the Company’s performance of its obligations under this Agreement, the Executive hereby irrevocably and unconditionally confirms that, subject to (i) the making of such payment by the Company to him in accordance with Clause 2.2 above; (ii) the due payment of the Executive’s salary (at the current rate in effect) and allowances for the month of March 2009 and all outstanding paid leave days (which in any case shall not be more than fifteen (15) leave days) upon execution of this Agreement; and (iii) any reimbursement for any expense lawfully incurred by him during his office of the SVP Position but not yet reimbursed by the Company; and save and except for any reimbursement obligations on the part of the Company and/or its Affiliated Companies pursuant to Clause 2.4(b) above, he has no outstanding claims, demands and other rights (in each case whether known or unknown, inchoate, contingent or liquidated) whatsoever against the Company and/or any of its Related Entity in respect of the Employment Agreement, and to the extent that the Executive has any such outstanding claims, demands or other rights, the Executive hereby unconditionally and irrevocably waives and releases the Company and/or any of its Related Entity from all such claims, demands and rights.

3.2                                 The Executive also confirms that his departure is not due to any disagreement by him on any matter relating to the Company’s or any of its Affiliated Companies’ (including but not limited to, Elixir Gaming Technologies, Inc.’s) operations, policies or practices.

4.            RESTRICTION ON ANNOUNCEMENTS

4.1                                 No Party may disclose any information in respect of this Agreement or any matter relating to the termination of the Employment Agreement, other than for the purpose of:

(a)           enforcing this Agreement;

(b)           receiving legal or tax advice in relation to this Agreement;

(c)                                  to the minimum extent necessary, enabling a Party to comply with its obligations at law or under any regulation; or

(d)                                 complying with the rules and/or requirements of the applicable stock exchange or governmental regulators (including but not limited to the Securities and Exchange Commission of the United States of America).

4.2                                 Subject to the due compliance of the terms of this Agreement by the other Party, each Party agrees that it will not make any adverse comments to any person or in any public announcement about the other Party or in relation to the Employment Agreement, the termination of the Employment Agreement, and/or the subject matter of this Agreement.

5             MISCELLANEOUS

5.1                                 If this Agreement conflicts with any other document, agreement or arrangement, this Agreement prevails to the extent of the inconsistency.

5.2                                 This Agreement may not be amended or varied unless the amendment or variation is in writing signed by all Parties. For the avoidance of doubt, in no event shall any Party have the right to unilaterally rescind or terminate this Agreement.

5.3                                 This Agreement constitutes the entire agreement between the Parties in relation to the subject matter of this Agreement.  All prior discussions, undertakings, agreements, representations, warranties and indemnities given by either Party are replaced by this Agreement and have no further effect subject however to Clause 2.6 above.

5.4                                 No Party shall assign or transfer any right or obligation under this Agreement unless with the prior written consent of the other Party.

5.5                                 Part or all of any provision of this Agreement that is illegal or unenforceable will be severed from this document and will not affect the continued operation of the remaining provisions of this document.

5.6          Waiver of any power or right under this Agreement:

(a)                                  must be in writing signed by the Party entitled to the benefit of that power or right; and

(b)           is effective only to the extent set out in that written waiver.

5.7          Each Party must do or cause to be done all things necessary or reasonably desirable to give full effect to this Agreement and the transactions contemplated by it (including, but not limited to, the execution of the any further necessary documents in terms consistent with the terms of this Agreement).

5.8          The Parties agree that each of them :

(a)                                  have had a full and proper opportunity to consider the terms of this Agreement;

(b)                                 have had a full and proper opportunity to obtain independent legal advice in respect of the terms of this Agreement;

(c)                                  have freely, knowingly and voluntarily entered into this Agreement and the execution hereof is not the result of any fraud, duress, mistake or undue influence whatsoever; and

(d)                                 in executing this Agreement, none of them has relied on any inducements, promises, or representations by the other Party other than that which is stated in this Agreement.

6.            GOVERNING LAW AND JURISDICTION

Subject to Clause 2.3(c), this Agreement shall be governed by and construed in accordance with the laws of Macau.

Subject to Clause 2.3(c), and except for equitable actions seeking to enforce the provisions of Clause 2.6(a), (b), (c) and (d) of this Agreement which may be instigated forthwith by the aggrieved party in any competent jurisdiction, in the event a dispute, claim or controversy arises between the Parties relating to the validity, interpretation, performance, termination or breach of this Agreement, or as the case may be, the surviving provisions of the terminated Employment Agreement, (collectively, a “Dispute”), the Parties agree to hold a meeting regarding the Dispute, attended by individuals with decision-making authority, to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies.  If, within thirty (30) days after such meeting or after good faith attempts to schedule such a meeting have failed, the Parties have not succeeded in negotiating a resolution of the Dispute, the Dispute shall be resolved through court proceedings at the courts of Macau. In this respect, the Company and the Executive agree to submit to the exclusive jurisdiction of the courts of Macau for the purpose of resolving the Dispute.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed on the date first above written.

SIGNED BY	)
)
)
For and on behalf of	)
Elixir Gaming Technologies	)
(Macau) Limited	)
in the presence of :	)

SIGNED BY	)
Joseph Pisano	)
in the presence of :	)